                                                               EXHIBIT (h)(4)(c)

                                SECOND AMENDMENT
                                       TO
                          FUND PARTICIPATION AGREEMENT
                                      AMONG
                    AMERICAN GENERAL LIFE INSURANCE COMPANY,
                        DREYFUS VARIABLE INVESTMENT FUND,
             THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC. AND
                    DREYFUS LIFE and ANNUITY INDEX FUND, INC.
                        (d/b/a DREYFUS STOCK INDEX FUND)

THIS SECOND AMENDMENT TO FUND PARTICIPATION AGREEMENT ("Amendment") dated as of September 1, 1999, amends the Fund Participation Agreement dated as of June 1, 1998 and any amendments thereto, (the "Agreement"), among AMERICAN GENERAL LIFE INSURANCE COMPANY (the "Insurance Company"), on behalf of itself and its Separate Account as defined below), and each of DREYFUS VARIABLE INVESTMENT FUND, THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC. and DREYFUS LIFE AND ANNUITY INDEX FUND, Inc. (D/B/A DREYFUS STOCK INDEX FUND) (each a "Fund"). All capitalized terms not otherwise defined in this Amendment, shall have the same meaning as described in the Agreement.

WHEREAS, Insurance Company and each Participating Fund have reached an agreement to revise Section 1.12 of the Agreement to add an Exhibit B thereto;

WHEREAS, Exhibit B has been hereto attached; and

NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

1.   Section 1.12 is deleted in its entirety and replaced by the following:

     "1.12. 'Separate Account' shall mean any and all separate accounts of American General Life Insurance Company as set forth in Exhibit B hereto, which Exhibit may be amended from time to time by agreement of the parties hereto."

2. Except as amended hereby, the Agreement is hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their name and on their behalf by their duly authorized representative hereto as of the date specified above.

AMERICAN GENERAL LIFE INSURANCE COMPANY


   By:
       -------------------------------


DREYFUS VARIABLE INVESTMENT FUND


   By:
       -------------------------------


THE DREYFUS SOCIALLY RESPONSIBLE GROWTH FUND, INC.


   By:
       -------------------------------


DREYFUS LIFE and ANNUITY INDEX FUND, INC.
(d/b/a DREYFUS STOCK INDEX FUND)


   By:
       -------------------------------

                                    Exhibit B

                         SEPARATE ACCOUNTS AND CONTRACTS
                            (As of February 1, 2000)

      Name of Separate Account and                  Registration  Numbers and Names of Contracts Funded
 Date Established by Board of Directors                             by Separate Account
---------------------------------------   ---------------------------------------------------------------------
                                          Registration Nos.:   Name of Contract:
                                          ------------------   -----------------
American General Life Insurance Company   333-70667            Platinum Investor Variable
Separate Account D                        811-2441             Annuity(SM)
Established: November 19, 1973

American General Life Insurance Company
Separate Account VL-R                     333-42567            Platinum Investor I(SM) and Platinum
Established: May 6, 1997                  811-08561            Investor II(SM) Variable Life Insurance Policies

                                          333-80191            Corporate America - Variable
                                          811-08561            Variable Life Insurance Policies

                                          333-90787            Platinum Investor Survivor
                                          811-08561            Variable Life Insurance Policies

                                        3